UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2026

Activate Energy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42992	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Fort Street, PO Box 500

Grand Cayman, Cayman Islands KY1-1106

(Address of principal executive offices, including zip code)

(302) 207-9500

Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	AEAQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	AEAQ	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	AEAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01. Other Events.

On January 23, 2026, Activate Energy Acquisition Corp. (the “Company”) announced that, commencing on January 26, 2026, the holders of units issued in its initial public offering (the “Units”), each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (the “Warrants”) with each whole Warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, may elect to separately trade the Ordinary Shares and Warrants included in the Units. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Units not separated will continue to trade on the Global Market tier of The Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “AEAQU”. The Ordinary Shares and the Warrants will trade on the Nasdaq under the symbols “AEAQ” and “AEAQW”, respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 23, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVATE ENERGY ACQUISITION CORP.

	By:	/s/ Thomas Fontaine
		Name:	Thomas Fontaine
		Title:	Chief Executive Officer

Dated: January 23, 2026

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